BILL OF SALE

THIS BILL OF SALE (this "Agreement") is made and entered into as of August 27, 2024, by and between Node Nexus Co LLC, a United Arab Emirates corporation (the "Seller"), and Spectral Capital Corporation, a Nevada corporation (the "Purchaser").

RECITALS:

WHEREAS, the Seller is the owner of all of the issued and outstanding shares of its capital stock, consisting of 150 shares (the "Shares"); and

WHEREAS, the Purchaser desires to purchase the Shares from the Seller, and the Seller desires to sell the Shares to the Purchaser on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Sale of Shares: The Seller hereby sells, conveys, transfers, assigns, and delivers to the Purchaser, and the Purchaser hereby purchases and acquires from the Seller, all of the Shares, free and clear of all liens, claims, charges, and encumbrances.

2.Purchase Price: In consideration for the Shares, the Purchaser shall pay to the Seller the following:

●Thirty Million (30,000,000) common shares of the Purchaser's common stock; and

●One Million (1,000,000) Series Quantum Preferred Shares of the Purchaser's preferred stock..

3.Closing: The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on August 28, 2024 and shall be embodied in a Closing Certificate signed by the Parties and attached as Exhibit A hereto..

4.Covenants, Representations and Warranties: The Representations and Warranties contained in that certain Share Exchange Agreement (“Exchange Agreement”) entered into between the Parties as of June 7, 2024, as amended are incorporated here by reference.

5.Conditions to Closing: The obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver of certain conditions as set forth in the Exchange Agreement.

6.Miscellaneous:

●Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of [State], without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of [State].

●Jurisdiction and Venue: Any legal suit, action, or proceeding arising out of or relating to this Agreement shall be instituted in the courts of the State of Nevada. Each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding.

●Entire Agreement: This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous communications and proposals, whether oral or written, between the parties with respect to such subject matter.

●Counterparts: This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

Seller:
Node Nexus Co LLC
By:	/s/ Sean Michael Brehm
Sean Michael Brehm
Authorized Signer
Purchaser:
Spectral Capital Corporation
By:	/s/ Jenifer Osterwalder
Jenifer Osterwalder
President

Exhibit A

CLOSING CERTIFICATE

This Closing Certificate (this "Certificate") is made and entered into as of August 28, 2024, by and between Node Nexus Co LLC, a United Arab Emirates corporation (the "Seller"), and Spectral Capital Corporation, a Nevada corporation (the "Purchaser").

RECITALS:

WHEREAS, the Seller and the Purchaser entered into that certain Bill of Sale dated August 27, 2024 (the "Agreement"), pursuant to which the Seller agreed to sell to the Purchaser all of the issued and outstanding shares of its capital stock, consisting of 150 shares (the "Shares"); and

WHEREAS, the Closing of the transactions contemplated by the Agreement occurred on August 28, 2024 (the "Closing"); and

WHEREAS, the parties desire to evidence the Closing and the satisfaction or waiver of the conditions precedent to the Closing.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Closing: The parties hereby confirm that the Closing occurred on August 28, 2024.

2.Conditions Precedent: All conditions precedent to the Closing set forth in the Agreement have been satisfied or waived in accordance with the terms of the Agreement.

3.Representations and Warranties: The representations and warranties of each party contained in the Agreement and the Exhibits thereto are true and correct in all material respects as of the Closing Date, except as otherwise set forth in a schedule attached hereto.

4.Covenants: Each party is in compliance with all covenants contained in the Agreement and the Exhibits thereto, except as otherwise set forth in a schedule attached hereto.

5.Consummation: The transactions contemplated by the Agreement have been duly authorized, executed, and delivered by each party, and all such transactions have been consummated in accordance with the terms of the Agreement.

6.Governing Law: This Certificate shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Nevada.

IN WITNESS WHEREOF, the parties have caused this Certificate to be executed as of the date first written above.

Seller:
Node Nexus Co LLC
By:	/s/ Sean Michael Brehm
Sean Michael Brehm
Authorized Signer
Purchaser:
Spectral Capital Corporation
By:	/s/ Jenifer Osterwalder
Jenifer Osterwalder
President